UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2010

General Mills, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-01185	41-0274440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Number One General Mills Boulevard, Minneapolis, Minnesota		55426-1347
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-764-7600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

At the beginning of fiscal 2011, we revised the classification of certain revenues and expenses. We have revised the classification of our previously reported Consolidated Statements of Earnings to conform to the current year presentation. These revised classifications had no effect on previously reported net earnings attributable to General Mills or earnings per share. The changes include:

• Revising the classification of certain customer logistics allowances as a reduction of net sales (previously recorded as cost of sales).

• Revising the classification of certain promotion-related costs, customer allowances, and supply chain costs as cost of sales or selling, general and administrative (SG&A) expenses (previously recorded as a reduction of net sales or SG&A expenses).

• Shifting allocation of certain SG&A expenses, primarily stock-based compensation, between segment operating profit and unallocated corporate items.

• Shifting sales responsibility for a customer from our Bakeries and Foodservice segment to our U.S. Retail segment.

Financial information for each of the four quarters and annually for fiscal 2010 and 2009, and annually for fiscal 2008, 2007 and 2006, as reported and as reclassified, is available on the Company’s website at www.generalmills.com in the "Investors" section.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Mills, Inc.

September 16, 2010	By:	Roderick A. Palmore

Name: Roderick A. Palmore
Title: Executive Vice President, General Counsel and Secretary